Exhibit 5.1

April 2, 2026

Decoy Therapeutics Inc.

2450 Holcombe Blvd., Suite X

Houston, Texas 77021

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Decoy Therapeutics Inc. (formerly known as Salarius Pharmaceuticals, Inc.), a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to 105,282 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which may be issued pursuant to the Decoy Therapeutics Inc. 2026 Equity Incentive Plan (the “2026 Plan”) and the Decoy Therapeutics Inc. 2020 Equity Incentive Plan (the “2020 Plan” and together with the 2026 Plan, the “Plans”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.

In so acting, we have considered such matters of law and of fact, and relied upon, without independent investigation such documents, records, certificates and other information furnished to us as we have deemed appropriate as a basis for our opinions set forth below. In conducting such review, we have assumed, without independent investigation, the genuineness and authenticity of all signatures on original documents, the legal capacity of all natural persons or entities (other than the Company), the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the accuracy of all statements in certificates of public officials and officers of the Company that we reviewed.

The law covered by the opinions expressed in this opinion letter is limited to the General Corporation Law of the State of Delaware (the “DGCL”) as currently in effect. We are not admitted to practice in the State of Delaware and, with respect to the opinion set forth herein, insofar as it relates to any Delaware law, we have limited our review to standard compilations available to us of the DGCL, which we have assumed to be accurate and complete, and we have not reviewed case law. We express no opinion as to any other laws.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us as of such date, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Based upon, subject to and limited by the foregoing, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plans, assuming in each case that the individual grants or awards under the Plans are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and that at the time of issuance, the number of shares of Common Stock that then remain authorized, unissued, unreserved, and available for issuance will equal or exceed the number of Shares to be issued.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, MI 48226 Detroit ∙ Ann Arbor ∙ Bloomfield Hills ∙ Chicago ∙ Grand Rapids ∙ Kalamazoo ∙ Lansing ∙ Washington D.C.

64350503.4

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, MI 48226 Detroit ∙ Ann Arbor ∙ Bloomfield Hills ∙ Chicago ∙ Grand Rapids ∙ Kalamazoo ∙ Lansing ∙ Washington D.C.

64350503.4